UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 27, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 27, 2007, Pinnacle Airlines Corp. (the “Company”) entered into an agreement with Delta Air Lines to operate 16 CRJ-900 aircraft as a Delta Connection Carrier (the “Delta Connection Agreement”, or “DCA”). The aircraft will be delivered between November 2007 and February 2009, with scheduled service expected to begin in December 2007. The term of the DCA is ten years. Pursuant to the DCA, Delta will assign 16 delivery positions to the Company under Delta’s purchase agreement with the aircraft manufacturer. Delta also has the option to require the Company to purchase an additional seven CRJ-900 aircraft to be operated under the DCA. The Company expects that its Pinnacle subsidiary (the “Operator”) will operate the CRJ-900 aircraft under the DCA.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit
Number	Description
99.1	Press release issued by Pinnacle Airlines Corp. dated April 30, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

May 3, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release issued by Pinnacle Airlines Corp. dated April 30, 2007